Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (the “Agreement”) is made as of the 30th day of June 2022, by and between Charge Enterprises, Inc., a Delaware corporation (the “Company”), and such persons listed on Schedule I who have executed a signature page to this Agreement (each, an “Investor”).

WHEREAS, each Investor has previously acquired various securities from the Company in the form of convertible promissory notes, in such amounts as set forth on Schedule I (the “Exchanged Securities”).

WHEREAS, the Company has authorized a new series of convertible preferred stock of the Company designated as Series D Convertible Preferred Stock, par value $0.0001 per share (the “Series D”), the terms of which are set forth in the Certificate of Designation (the “Certificate of Designation”) in the form attached hereto as Exhibit A.

WHEREAS, subject to the satisfaction of the conditions set forth herein, the Company and each Investor desire to enter into a transaction wherein the Company shall issue such aggregate number of shares of Series D in exchange for each of the Exchanged Securities as set forth on Schedule I(collectively, the “New Securities”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Defined Terms. In addition to terms defined elsewhere in this Agreement or in any supplement, amendment or exhibit hereto, when used herein, the following terms shall have the following meanings:

“Action” has the meaning set forth in Section 3.25.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act, including, among others, executive officers, directors, large stockholders, subsidiaries, parent entities and sister companies.

“Agreement” has the meaning set forth in the Recitals.

“Arena Investors” has the meaning set forth in Section 6.2.

“Balance Sheet Date” means March 31, 2022.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Certificate of Designation” means the Certificate of Designation in respect of the Series D Convertible Preferred Stock to be filed prior to or in connection with the Closing by the Company with the Secretary of State of Delaware, in the form of Exhibit A attached hereto.

“Closing” means the closing of the Exchange pursuant to Section 2.

“Closing Date” has the meaning set forth in Section 2.

“Commission” means the United States Securities and Exchange Commission.

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“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” has the meaning set forth in the Recitals.

“Company Covered Person” has the meaning set forth in Section 3.13.

“Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series D in accordance with the terms of the Certificate of Designation.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other epidemics, pandemics or disease outbreaks.

“COVID-19 Action” means an inaction or action by the Company, including the establishment of any policy, procedure or protocol, in response to COVID- 19 or any COVID-19 Measures (i) that is consistent with the past practice of the Company in response to COVID-19 prior to the date of this Agreement (but only to the extent in compliance with applicable law), or (ii) that would, given the totality of the circumstances under which the Company acted or did not act, be unreasonable for Investor to withhold, condition or delay consent with respect to such action or inaction (whether or not Investor has a consent right with respect thereto).

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other law, governmental order, action, directive, guidelines or recommendations by any governmental authority in connection with or in response to COVID-19, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security (CARES) Act.

“Disqualification Event” has the meaning set forth in Section 3.13.

“Environmental Laws” has the meaning set forth in Section 3.42.

“Event” has the meaning set forth in Section 6.1.

“Event Date” has the meaning set forth in Section 6.1.

“Exchange” has the meaning set forth in Section 2.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchanged Securities” has the meaning set forth in the Recitals.

“FCPA” has the meaning set forth in Section 3.12.

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“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.

“Hazardous Materials” has the meaning set forth in Section 3.42.

“Holders” has the meaning set forth in Section 6.1.

“Indebtedness” means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (but excluding trade payables incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or the purchaser under such agreement in the event of default are limited to repossession or sale of such property), (e) all capital lease obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit, surety bond or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any capital stock of such Person, (h) all obligations for any earn-out consideration, (i) the liquidation value of preferred capital stock of such Person, (j) all guarantee obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (i) above, (k) all obligations of the kind referred to in clauses (a) through (i) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and all obligations of such Person in respect of hedge agreements; and (l) all Contingent Obligations in respect of indebtedness or obligations of any Person of the kind referred to in clauses (a)-(k) above. The Indebtedness of any Person shall include, without duplication, the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.

“Instruments” has the meaning set forth in Section 3.11.

“Intellectual Property Rights” has the meaning set forth in Section 3.17.

“Investor” has the meaning set forth in the Recitals.

“Liens” or “liens” means a lien, mortgage, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction, or other clouds on title.

“Material Adverse Effect” means any material adverse effect on (a) the business, assets, property, operations, or condition (financial or otherwise) of the Company, (b) the validity or enforceability of this Agreement or any of the other Transaction Documents, (c) the rights or remedies of the Investor hereunder or thereunder, or (d) the ability of the Company to perform its obligations under any Transaction Document. Notwithstanding anything to the contrary contained in this Agreement, nothing herein shall prevent the Company from taking or failing to take any COVID-19 Actions and (x) no such COVID-19 Actions shall be deemed to violate or breach this Agreement in any way or be deemed a Material Adverse Effect, (y) all such COVID-19 Actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such COVID-19 Actions shall serve as a basis for Purchaser to terminate this Agreement or assert that any of the conditions to the applicable Closing contained herein have not been satisfied.

“New Securities” has the meaning set forth in the Recitals.

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“OFAC” has the meaning set forth in Section 3.19.

“Other Covered Person” has the meaning set forth in Section 3.13.

“Permits” has the meaning set forth in Section 3.9.

“Permitted Indebtedness” means (a) any Indebtedness with a yield of 8% per annum or less and that is secured by all or substantially all of the assets of the Company through a first priority security interest; (b) any indebtedness outstanding as of the date hereof, (c) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets in the ordinary course of business, and (d) any indebtedness issued by the Company to any SBA-approved lender or SBA-approved financial institution.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with U.S. generally accepted accounting principles; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness thereunder; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and (f) any Liens in favor of an Investor.

“Person” has the meaning set forth in Section 3.4.

“Principal Market” means the principal Trading Market on which the Common Stock is listed or quoted for trading on the date in question.

“Public Information Failure” has the meaning set forth in Section 5.1.

“Public Information Failure Payments” has the meaning set forth in Section 5.1.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and each Investor as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Registration Rights Agreement, which Registration Rights Agreement is annexed hereto as Exhibit B.

“RDO” has the meaning set forth in Section 6.3.

“Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness that is material to the operations or financial results of the Company (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

“Sanctions Authorities” has the meaning set forth in Section 3.41.

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“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsequent Financing” has the meaning set forth in Section 6.3.

“Subsequent Financing Notice” has the meaning set forth in Section 6.3.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Trading Day” means a day on which the principal Trading Market is open for business.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Certificate of Designation, and such other documents, instruments, certificates, supplements, amendments, exhibits and schedules required and/or attached pursuant to this Agreement and/or any of the above documents, and/or any other document and/or instrument related to the above agreements, documents and/or instruments, and the transactions hereunder and/or thereunder and/or any other agreement, documents or instruments required or contemplated hereunder or thereunder, whether now existing or at any time hereafter arising.

“Underlying Shares” has the meaning set forth in Section 4.2.

2. Exchange. The Closing will occur on or before June 30, 2022 (or such later date as the parties hereto may agree) following the satisfaction or waiver of the conditions set forth herein (such date, the “Closing Date”). On the Closing Date, subject to the terms and conditions of this Agreement, each Investor shall, and the Company shall, pursuant to Section 3(a)(9) of the Securities Act, exchange the Exchanged Securities for the New Securities. At the Closing, the following transactions shall occur (such transactions in this Section 1, the “Exchange”):

2.1 Delivery of New Securities. On the Closing Date, the Company shall issue the New Securities to each Investor (or its designees); provided that such Investor has complied with its obligations in this Section 2. The New Securities shall be issued as book-entry securities directly registered in each Investor’s name on the Company’s books and records and with the Company’s transfer agent, or, if requested by such Investor, such Investor’s New Securities may be issued in certificated form. On the Closing Date, each Investor shall be deemed for all corporate purposes to have become the holder of record of the New Securities and shall have the right to convert the Series D, irrespective of the date the Company delivers the certificate (if any) evidencing the Series D to such Investor.

2.2 No Rights Following Exchange. Upon receipt of the New Securities in accordance with Section 1.1, each Investor’s rights under the Exchanged Securities shall be extinguished (including, without limitation, the rights to receive, as applicable, any principal, premium, make-whole amount, accrued and unpaid interest, dividends or other payment thereon or any other shares of Common Stock with respect thereto (whether in connection with a fundamental transaction, event of default or otherwise)). In consideration for the issuance of the New Securities, each Investor hereby irrevocably waives any obligations of the Company under the Exchanged Securities or any purchase agreement, security agreement, pledge agreement, warrant, guarantee or any other document executed in connection with the issuance of the Exchanged Securities (but solely in respect of the Exchanged Securities (and not any other securities or indebtedness covered thereby)).

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2.3 Further Assurances. The Company and each Investor shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange and the Company and/or any Investor (or their respective designees) are authorized to file any documents which it deems necessary or required to effectuate the transactions contemplated by this Agreement and the other Transaction Documents, including any document to be filed with the Delaware Secretary of State.

2.4 Representations and Warranties True at Closing. It shall be a condition to the obligation of each Investor on the one hand and Company on the other hand, to consummate the Exchange contemplated hereunder, that the other party’s representations and warranties contained herein are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

2.5 Deliveries.

(a) In addition to the delivery of the New Securities in accordance with Section 2.1 above, at or before the Closing, the Company shall deliver or cause to be delivered to each Investor the following:

(i) all accrued and unpaid interest or dividends under any of the Exchanged Securities;

(ii) this Agreement duly executed by the Company;

(iii) the Registration Rights Agreement duly executed by the Company;

(iv) evidence of the filing by the Company of the Certificate of Designation with the Secretary of State of the State of Delaware;

(v) a certificate, in the form acceptable to the Investor and its counsel, executed by the secretary of the Company dated as of the Closing Date, certifying as to (A) the resolutions as adopted by the Board of Directors relating to the transactions contemplated by this Agreement and the other Transaction Documents in a form acceptable to the Investor, (B) the certificate of incorporation or other similar organizational document of the Company, and (C) the bylaws or other similar organizational document of the Company, each as in effect at the Closing; and

(b) At or before the Closing, each Investor shall deliver or caused to be delivered (or, in the case of clause (i) below, be deemed to have delivered) to the Company the following:

(i) the Exchanged Securities held by such Investor free and clear of all liens, encumbrances, security interests, options or other purchase rights, equities, charges, claims, pledges, defects of title or other restrictions of any kind (other than federal and state securities laws);

(ii) this Agreement duly executed by such Investor;

(iii) the Registration Rights Agreement duly executed by such Investor; and

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(iv) other items (if any) required to effectuate the Exchange.

2.6 Conditions to Exchange.

(a) In addition to the condition described in Section 2.4 above, the obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of each Investor required to be performed at or prior to the Closing Date shall have been performed; and

(ii) the delivery by each Investor of the items set forth in Section 2.5(b) of this Agreement.

(b) In addition to the condition described in Section 2.4 above, the respective obligations of the Investors hereunder in connection with the Closing are subject to the following conditions being met:

(i) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(ii) the delivery by the Company of the items set forth in Section 2.5(a) of this Agreement;

(iii) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(iv) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on the Common Stock which, in each case, in the reasonable judgment of such Investor, makes it impracticable or inadvisable to acquire the New Securities at the Closing.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Investor that:

3.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on its business or properties.

3.2 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Certificate of Designation, the Registration Rights Agreement and any other Transaction Documents and the performance of all obligations of the Company hereunder and thereunder, and the authorization of the Exchange, the issuance and reservation for issuance of the Series D and the shares of Common Stock issuable upon conversion of the Series D pursuant to the Certificate of Designation (the “Underlying Shares”) have been taken on or prior to the date hereof. The Certificate of Designation has been validly filed with the Secretary of State of Delaware and, as of the date hereof and the Closing Date, remains in full force and effect.

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3.3 Valid Issuance of the Series D. The Series D shares when issued and delivered in accordance with the terms of this Agreement, for the consideration expressed herein, and the Common Stock when issued upon conversion of the shares of Series D in accordance with the terms of the Certificate of Designations, for the consideration expressed therein, will be duly and validly issued, fully paid and non-assessable. The Company shall reserve from its duly authorized capital stock not less than 100% of the maximum number of Underlying Shares of Common Stock issuable upon conversion of each Investor’s Series D.

3.4 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof (each, a “Person”), not already obtained, is required in connection with the execution and delivery of this Agreement and the other Transaction Documents by the Company or the consummation by the Company of the transactions provided for herein and therein.

3.5 Validity; Enforcement; No Conflicts. The Transaction Documents to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or by which it is bound or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “Blue Sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

3.6 Title to Assets. The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is not delinquent, and (iii) Permitted Liens. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and its Subsidiaries are in compliance.

3.7 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to securities, corporate law, taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

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3.8 Taxes. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

3.9 Licenses and Permits. The Company possesses all certificates, authorizations, consents, approvals, orders, licenses and permits issued by the appropriate federal, state or foreign regulatory authorities (collectively, the “Permits”), necessary to conduct its business as now conducted. All of such Permits are valid and in full force and effect. There is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or investigation that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other impairment of the rights of the holder of any such Permit.

3.10 Investment Company. The Company is not (i) an “investment company” or a company “controlled,” whether directly or indirectly, by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; or (ii) engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

3.11 Absence of Defaults and Conflicts. The Company is not (i) in violation of its charter, by-laws or similar incorporation or organizational documents or (ii) in violation or default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, “Instruments”). The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated in this Agreement and the other Transaction Documents, and compliance by the Company with its obligations under this Agreement and the other Transaction Documents, do not and will not, whether with or without the giving of notice or passage of time or both, (w) conflict with or result in a breach of any of the terms and provisions of, or constitute a default or Repayment Event under, (x) result in the creation or imposition of any lien, charge or encumbrance (other than Permitted Liens) upon any property or assets of the Company pursuant to the Instruments, (y) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company, or (z) result in any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except in the case of this clause (z) for such conflicts, violations, breaches or defaults which would not reasonably be expected to result in a Material Adverse Effect on the Company.

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3.12 Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of its affiliates, directors, officers, employees, agents or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a material violation by such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the Company’s knowledge, its affiliates have conducted their businesses in material compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

3.13 Rule 506(d) Bad Actor Disqualification Representations and Covenants.

(a) No Disqualification Events. Neither the Company, nor any of its predecessors, affiliates, any manager, executive officer, other officer of the Company participating in the offering, any beneficial owner (as that term is defined in Rule 13d-3 under the Exchange Act) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity as of the date of this Agreement and on the Closing Date (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine (A) the identity of each person that is a Company Covered Person; and (B) whether any Company Covered Person is subject to a Disqualification Event. The Company has complied with its disclosure obligations under Rule 506(e) as set forth on Schedule 3.1(l).

(b) Other Covered Persons. The Company is not aware of any person (other than any Company Covered Person) who has been or will be paid (directly or indirectly) remuneration in connection with the purchase and sale of the New Securities who is subject to a Disqualification Event (each, an “Other Covered Person”).

(c) Reasonable Notification Procedures. With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (A) any Disqualification Event relating to that Company Covered Person, and (B) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person; in each case occurring up to and including the Closing Date.

(d) Notice of Disqualification Events. The Company will notify the Purchaser immediately in writing upon becoming aware of (A) any Disqualification Event relating to any Company Covered Person and (B) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person and/or Other Covered Person.

3.14 Accuracy of Information, etc. No statement or information contained in this Agreement, any other Transaction Document or any other document, certificate or statement furnished to the Purchaser by or on behalf of the Company in writing for use in connection with the transactions contemplated by this Agreement and/or the other Transaction Documents contained, as of the date such statement, information, document or certificate was made or furnished, as the case may be, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not materially misleading. There is no fact known to the Company that would reasonably be expected to materially affect the Company that has not been expressly disclosed herein, in the other Transaction Documents, or in any other documents, certificates and written statements furnished to the Purchaser for use in connection with the transactions contemplated hereby and by the other Transaction Documents.

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3.15 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

3.16 Transactions With Affiliates and Employees. Except for the payment of any exercise price upon the exercise or conversion of any existing securities of the Company, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

3.17 Intellectual Property. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights that are material to the conduct of its business (collectively, the “Intellectual Property Rights”). The Company has not received a notice (written or otherwise) that any material Intellectual Property Right has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned. The Company has not received, since the Balance Sheet Date, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual property.

3.18 USA Patriot Act. The Company is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the USA Patriot Act (Title III of Pub. L. 107-56, signed into law on October 26, 2001). No part of the proceeds of the Exchange, if any, will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

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3.19 Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, joint venture employee or affiliate of the Company or any Subsidiary is currently, or in the past 5 years, has been subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

3.20 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to the Registration Rights Agreement and the declaration of effectiveness by the Commission of the Registration Statement (as defined in the Registration Rights Agreement), (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws.

3.21 Exemption from Registration. The issuance of the New Securities, when issued pursuant to this Agreement, as contemplated by this Agreement, is exempt from the registration requirements of the Securities Act, and the qualification or registration requirements of state securities laws or other applicable blue sky laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

3.22 Capitalization and Voting Rights. The capitalization of the Company is as set forth on Schedule II, which Schedule II shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. The authorized capital stock of the Company and all securities of the Company issued and outstanding are set forth on Schedule II as of the dates reflected therein. All of the outstanding shares of Common Stock and other securities of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule II, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule II, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the Company’s securities under the Securities Act. Except as set forth on Schedule II, no shares of Common Stock and/or other securities of the Company are entitled to preemptive rights and there are no outstanding debt securities and no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock and/or other securities of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company other than those issued or granted in the ordinary course of business pursuant to the Company’s equity incentive and/or compensatory plans or arrangements. Except for customary transfer restrictions contained in agreements entered into by the Company to sell restricted securities and/or as set forth on Schedule II, the Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock and/or other securities of the Company. Except as set forth on Schedule II, the offer and sale of all capital stock, convertible or exchangeable securities, rights, warrants, options and/or any other securities of the Company, when any such securities of the Company were issued, complied in all material respects with all applicable federal and state securities laws, and no current and/or prior holder of any securities of the Company has any right of rescission or damages or any “put” or similar right with respect thereto. Except as set forth on Schedule II, there are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance and/or sale of the Securities and/or the consummation of the transactions described herein or in any of the other Transaction Documents.

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3.23 Shell Company Status; Financial Statements. The Company has been an issuer subject to Rule 144(i) under the Securities Act. The unaudited financial statements of the Company as of the Balance Sheet Date is included in Schedule IV hereto. The financial statements of the Company included on Schedule IV have been prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject to normal, immaterial, year-end audit adjustments.

3.24 Material Changes; Undisclosed Events, Liabilities or Developments. Since the Balance Sheet Date: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to be materially adverse to the Company, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission (if the Company is an issuer required to file periodic reports under the Exchange Act), (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except for regularly scheduled dividend payments under its Series B Preferred Stock and Series C Preferred Stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans or acquisition agreements entered into on or prior to the date of this Agreement. Except for the issuance of the New Securities contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

3.25 Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

3.26 Disclosure. . The Company understands that each Investor may rely on the Transaction Documents, the information included therein, including, but not limited to, the foregoing representation in purchasing the New Securities. All of the disclosure furnished by or on behalf of the Company to the Investor in the Transaction Documents regarding, among other matters relating to the Company, its business and the transactions contemplated in the Transaction Documents, is true and correct in all material respects as of the date made and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Investor does not make nor has made any representations or warranties with respect to the transactions contemplated in the Transaction Documents other than those specifically set forth in Section 5 hereof.

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3.27 No Integrated Offering. Assuming the accuracy of the representations and warranties set forth in Section 5, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the issuance and/or sale of the New Securities to be integrated with prior offerings of securities by the Company for purposes of (i) the Securities Act that would require the registration of any such New Securities and/or any other securities of the Company under the Securities Act, or that would invalidate the exemptions from registration relied upon by the Company, or (ii) any stockholder-approval provisions of any Trading Market on which any of the securities of the Company are listed, eligible for quotation and/or designated.

3.28 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged. The Company has not been refused any coverage sought or applied for, and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

3.29 Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the New Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the New Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

3.30 Registration Rights. Except as set forth on Schedule II, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

3.31 Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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3.32 Dilutive Effect. The Company understands and acknowledges that the number of Underlying Shares issuable upon conversion of the Series D, pursuant to the terms of the Certificate of Designation, will increase in certain circumstances. The Company further acknowledges that its obligations to issue the Underlying Shares pursuant to the terms of the Certificate of Designation and in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that any such issuances may have on the percentage ownership interests of other stockholders of the Company.

3.33 Application of Takeover Protections; Rights Agreement. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provisions under the Company’s certificate of incorporation, as amended, or the laws of the jurisdiction of its formation that are or could become applicable to the Investor as a result of the transactions contemplated by this Agreement and/or the other Transaction Documents, including, without limitation, the Company’s issuance of the New Securities and the Investor’s ownership of the New Securities. The Company has not adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

3.34 Intentionally Omitted.

3.35 DTC Eligible. The Common Stock is DTC eligible and DTC has not placed a “freeze” or a “chill” on the Common Stock and the Company has no reason to believe that DTC has any intention to make the Common Stock not DTC eligible, or place a “freeze” or “chill” on the Common Stock. No federal or state regulatory authority has indicated that it will prohibit the listing of the Company’s securities based upon its prior business in the cannabis or cannabis-related markets nor will the Investor be prohibited from depositing, clearing or settling the New Securities, including through the DTC or otherwise.

3.36 Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Common Stock is eligible for quotation on the Principal Market and the Company has no reason to believe that the Principal Market has any intention of delisting or no longer quoting the Common Stock from the Principal Market. The issuance of the New Securities hereunder does not contravene the rules and regulations of the Trading Market. All Underlying Shares have been approved, if so required, for listing or quotation on the Trading Market, subject only to notice of issuance.

3.37 No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any Person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the issuance or Exchange of the New Securities.

3.38 Acknowledgment Regarding the Investor’s Exchange for the New Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length investor with respect to the other Transaction Documents and the transactions contemplated hereby and thereby and that the Investor is not (i) an officer or director of the Company, (ii) an Affiliate of the Company or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Exchange Act). The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Investor’s Exchange for the New Securities. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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3.39 Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

3.40 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

3.41 Anti-Money Laundering, Anti-Bribery and Anti-Corruption; Sanctions. Neither the Company nor any of its Subsidiaries or Affiliates or any director or officer of any of them is an individual or entity currently, or has not in the past five years been, subject to any Sanctions or is on any Sanctions List. Each of the Company, any of its Subsidiaries and Affiliates and their respective directors, officers, employees and, to the knowledge of the Company, agents and any other person or entity acting on behalf of the Company, has complied with the Money Laundering, Anti-Corruption and Anti-Bribery Laws, in each case as applicable to them, and no action, suit or proceeding by or before any court or any arbitrator or any governmental agency, authority or body involving the Company and any of its Subsidiaries or their respective directors or officers and, to the knowledge of the Company, the employees, agents, or representatives of each of them, is pending or threatened with respect to Money Laundering, Anti- Corruption and Anti-Bribery Laws. Neither the Company nor any of its Subsidiaries nor their respective directors or officers, nor, to the knowledge of the Company, the employees or agents of any of them has: (a) used any corporate funds for any unlawful contribution, gift, entertainment or unlawful expense relating to political activity; (b) taken any action in furtherance of an unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for public office) or made any other bribe, rebate, payoff, influence payment or kickback intended to improperly influence official action or secure an improper advantage; (c) nor will it use any corporate funds in furtherance of any such unlawful payment or violation of Sanctions or Money Laundering, Anti-Corruption and Anti-Bribery Laws. The Company and each Subsidiary will promote and ensure compliance with Money Laundering, Anti-Corruption and Anti-Bribery Laws in all jurisdictions where they operate and with the representations and warranties contained herein. As used in this Section 4.33: “Money Laundering, Anti-Corruption and Anti-Bribery Laws” means money laundering and anti-corruption statutes of all jurisdictions (including, the Foreign Corrupt Practices Act of 1977, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, and any similar national or local law or regulation in the United Kingdom or elsewhere where the Company and each other Subsidiary conducts business), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency or any such jurisdiction. “Sanctions” means any laws or regulations or restrictive measures relating to economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by a Sanctions Authority. “Sanctions Authority” means (i) the United Nations Security Council; (ii) the United States government; (iii) the European Union; (iv) the United Kingdom government; (v) the respective governmental institutions and agencies of any of the foregoing, including, without limitation, OFAC, the United States Department of State and Department of Commerce, and Her Majesty’s Treasury; and (vi) any other governmental institution or agency with responsibility for imposing, administering or enforcing Sanctions with jurisdiction over the Company or any of its Subsidiaries (together, “Sanctions Authorities”). “Sanctions List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC, the Denied Persons List maintained by the U.S. Department of Commerce, the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or any other list issued or maintained by any Sanctions Authority of persons subject to Sanctions (including investment or related restrictions), each as amended, supplemented or substituted from time to time.

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3.42 Environmental Laws. The Company and its Subsidiaries, to the best of the Company’s knowledge, (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

4. Representations and Warranties of the Investors. Each Investor hereby represents, warrants and covenants that:

4.1 Authorization. Such Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

4.2 Exchange Only. Such Investor is a current holder of Exchanged Securities and has not provided any consideration to the Company for the Series D received in the Exchange other than the Exchanged Securities. Such Investor understands that the New Securities issued in the Exchange may not be offered for sale, sold, assigned or transferred unless (a) subsequently registered, (b) pursuant to Rule 144, or (c) pursuant to another exemption from registration under the Securities Act, including but not limited to Section 3(a)(9) thereunder.

4.3 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series D or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

4.4 Validity; Enforcement; No Conflicts. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and shall constitute the legal, valid and binding obligations of such Investor enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.5 Ownership of Exchanged Securities. Such Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchanged Securities free and clear of all rights and liens (other than pledges or security interests (a) arising by operation of applicable securities laws and (b) that such Investor may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker). Such Investor has full power and authority to transfer and dispose of the Exchanged Securities to the Company free and clear of any right or lien.

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5. Certain Covenants

5.1 Furnishing of Information; Public Information.

(a) The Company agrees to timely file (or obtain extensions in respect thereof and file within the applicable grace period) after the date hereof all reports required to be filed by the Company on the date hereof pursuant to the Exchange Act.

(b) At any time until such time that all of the New Securities may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to such Investor’s other available remedies, the Company shall pay to each Investor, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the New Securities, an amount in cash equal to 1.0% of the aggregate Stated Value (as defined in the Certificate of Designation) of such Investor’s New Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Investors to transfer the Conversion Shares pursuant to Rule 144. The payments to which an Investor shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. Nothing herein shall limit such Investor’s right to pursue actual damages for the Public Information Failure, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

5.2 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the New Securities in a manner that would require the registration under the Securities Act of the sale of the New Securities or that would be integrated with the offer or sale of the New Securities for purposes of the rules and regulations of any Trading Market (as defined in the Certificate of Designation) such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

5.3 Acknowledgement of Dilution. The Company acknowledges that the issuance of the New Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Investor and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

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6. Other Agreements of the Parties

6.1 Liquidated Damages. The Company and the Investor agree that the holders of the Series D (the “Holders”) will suffer damages if the Company fails to fulfill its obligations hereunder, under the Registration Rights Agreement or under the Certificate of Designation, and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees that for each material breach of a material provision or obligation of the Company hereunder, under the Registration Rights Agreement (with the exception of Section 2(d) thereof) or under the Certificate of Designation (with the exception of Section 6(c)(i)-(iv) thereof) (each, an “Event,” and the date on which such Event occurs, an “Event Date”), in addition to any other rights such Holders may have hereunder, under the Registration Rights Agreement or under the Certificate of Designation, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay such Holders an amount in cash, as partial liquidated damages and not as a penalty, their pro rata portion of $25,000 on the Event Date and on every 30th day (prorated for periods totaling less than thirty days) thereafter. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

6.2 Consent to Future Sales of Series D. The Company agrees that, so long as any Affiliate of Arena Investors, LP (collectively, the “Arena Investors”) holds any portion of the outstanding Series D, it will not, without the prior written consent of the Arena Investors, issue, sell, convey or otherwise transfer any Series D to any Person except as such transfer may be permitted as a payment of dividends pursuant to Section 3(a) of the Certificate of Designation.

7. Miscellaneous

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law; Exclusive Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in New York County, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or by any of the Transaction Documents or discussed herein or therein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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7.3 Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar overnight next business day delivery, or by email followed by overnight next business day delivery, to the address as provided for on the signature page to this Agreement.

7.4 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Investor.

7.5 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

7.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7 Survival. Sections 3, 4 and 5 of this Agreement shall survive the Closing and delivery of the New Securities.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

COMPANY:

CHARGE ENTERPRISES, INC

By:	/s/ ANDREW FOX
Name:	Andrew Fox
Title:	Chief Executive Officer

Address for Notices:
125 Park Avenue, 25th Floor
New York, NY 10017

[SIGNATURE PAGES TO FOLLOW]

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INVESTORS:

ARENA SPECIAL OPPORTUNITIES FUND, LP

By:	/s/ LAWRENCE CUTLER
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:
405 Lexington Avenue, 59th Floor
New York, NY 10174

ARENA SPECIAL OPPORTUNITIES PARTNERS, LP

By:	/s/ LAWRENCE CUTLER
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:
405 Lexington Avenue, 59th Floor
New York, NY 10174

ARENA FINANCE MARKETS, LP

By:	/s/ LAWRENCE CUTLER
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:
405 Lexington Avenue, 59th Floor
New York, NY 10174

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MT. WHITNEY SECURITIES, LLC

By:	/s/ LAWRENCE CUTLER
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:
405 Lexington Avenue, 59th Floor
New York, NY 10174

ARENA STRUCTURED PRIVATE INVESTMENTS (CAYMAN), LLC

By:	/s/ LAWRENCE CUTLER
Name:	Lawrence Cutler
Title:	Authorized Signatory

Address for Notices:
405 Lexington Avenue, 59th Floor
New York, NY 10174

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Schedule I

Investors	Exchanged Securities (Principal Amounts)	New Securities (# of Preferred D Shares)	New Securities (Value of Preferred D Shares)
Arena Finance Markets, LP	$166,092 (May 2020 Convertible Note)	26,575	$282,202
Mt Whitney Securities, LLC	$1,807,872 (May 2020 Convertible Note)	289,260	$3,071,672
Arena Special Opportunities Fund, LP	$635,938 (May 2020 Convertible Note)	101,750	$1,080,490
Arena Special Opportunities Partners, LP	$390,098 (May 2020 Convertible Note)	62,416	$662,800
Arena Structured Private Investments (Cayman), LLC	$3,888,889 (Nov 2020 Convertible Note)	622,222	$6,607,419
Arena Special Opportunities Fund, LP	$666,657 (May 2021 Convertible Note)	8,889	$94,393
Arena Special Opportunities Partners, LP	$4,943,343 (May 2021 Convertible Note)	65,911	$699,913
Total	$12,498,889	1,177,023	$12,498,889

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Schedule II

[Omitted pursuant to item 601(a)(5) of Regulation S-K]

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Schedule III

[Omitted pursuant to item 601(a)(5) of Regulation S-K]

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Schedule IV

[Omitted pursuant to item 601(a)(5) of Regulation S-K]

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EXHIBIT A

Certificate of Designations

[Included as Exhibit 3.1]

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EXHIBIT B

Registration Rights Agreement

[Included as Exhibit 10.2]

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